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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-34004) of E.I. duPont de Nemours and Company of our report dated April 4, 2000, which appears on page 4 of this Form 11-K.


/s/ PricewaterhouseCoopers LLP


PRICEWATERHOUSECOOPERS LLP
800 MARKET STREET
ST. LOUIS, MISSOURI
JUNE 23, 2000